Exhibit 10.10

Environmental Impact Acquisition Corp.

99 High Street

Boston, MA 02110

December 21, 2020

Environmental Impact Acquisition Corp.

99 High Street

Boston, MA 02110

RE:	Warrant Subscription Agreement

Ladies and Gentlemen:

This agreement (the “Agreement”) is entered into on [__], 2020 by and between CG Investments Inc. VI (the “Subscriber” or “you”), and Environmental Impact Acquisition Corp., a Delaware corporation (the “Company,” “we” or “us”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to purchase 600,000 warrants (the “Sponsor Warrants”) to purchase shares of Class A common stock, $0.0001 par value per share (the “Common Stock”). The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares”. The Sponsor Warrants and Warrant Shares, collectively, are hereinafter referred to as the “Securities.” Each Warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share during the period commencing on the later of (i) twelve (12) months from the date of the closing of the Company’s initial public offering of units (the “IPO”) and (ii) 30 days following the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the effective date of the Registration Statement. The Company and the Subscriber’s agreements regarding such Sponsor Warrants are as follows:

1. Purchase of Securities.

1.1. Purchase and Issuance of the Sponsor Warrants. Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Subscriber, on the Closing Date (as defined below) the Sponsor Warrants in consideration of the payment of the Purchase Price (as defined below). On the Closing Date, the Company shall deliver (via book entry) to Subscriber the Sponsor Warrants purchased.

1.2. Purchase Price. As payment in full for the Sponsor Warrants being purchased under this Agreement, Subscriber shall pay an aggregate of $6,000.00 (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), no later than one (1) business day prior to the date of effectiveness of the Registration Statement.

1.3. Closing. The closing of the purchase and sale of the Sponsor Warrants shall take place simultaneously with the closing of the IPO (“Closing Date”). The closing of the purchase and sale of the Sponsor Warrants shall take place at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York, 10105, or such other place as may be agreed upon by the parties hereto.

1.4 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the IPO does not close prior to March 31, 2021.

2. Representations, Warranties and Agreements.

2.1. Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Sponsor Warrants to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Sponsor Warrants.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3. Organization and Authority. The Subscriber is a Canadian corporation, validly existing and in good standing under the laws of the province of Ontario and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of Subscriber’s investment in the Securities.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6. Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7. Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. Subscriber understands the Sponsor Warrants are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Subscriber understands that the certificates or book-entries representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2. Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Sponsor Warrants, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1. Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or By Laws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), the Sponsor Warrants will be duly and validly issued, and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Sponsor Warrants, the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, Subscriber will have or receive good title to the Sponsor Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws..

2.2.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3. Terms of Sponsor Warrants.

3.1 Terms. Each Sponsor Warrant shall have the terms set forth in the Warrant Agreement. The Sponsor Warrants and their component parts are substantially identical to the warrants to be offered in the IPO except that: (i) the Sponsor Warrants will be subject to transfer restrictions, except in limited circumstances, until 30 days following the consummation of the Business Combination, (ii) the Sponsor Warrants will be non-redeemable so long as they are held by Subscriber (or any of its permitted transferees), and may be exercisable on a “cashless” basis if held by Subscriber or its permitted transferees, as further described in the Warrant Agreement, and (iii) the Sponsor Warrants and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement to be signed on or before the date of the Prospectus or an exemption from registration is available, and the restrictions described above in clause (i) has expired.

3.2. Failure to Consummate Business Combination. The Sponsor Warrants shall be terminated upon the dissolution of the Company or in the event that the Company does not consummate the Business Combination within 18 months from the consummation of the IPO, unless otherwise extended by the Company.

3.3. Termination of Rights as Holder. If the Sponsor Warrants are terminated in accordance with Section 6.1, then after such time Subscriber (or its successor in interest) shall no longer have any rights as a holder of such Sponsor Warrants and the Company shall take such action as is appropriate to cancel such Sponsor Warrants. Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all measures reasonably requested by the Company necessary to effect the foregoing.

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Sponsor Warrants purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases Common Stock in the IPO or in the aftermarket, any additional Sponsor Warrants so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any Securities into funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and between Subscriber and the Company, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2. Restrictive Legends. Any certificates representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

6. Other Agreements.

6.1. Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3. Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16. Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.  Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

ENVIRONMENTAL IMPACT ACQUISITION CORP.

By:	/s/ Daniel Coyne
Name: Daniel Coyne
Title: President and Chief Executive Officer

Accepted and agreed as of the date first written above.

CG Investments Inc. VI

By:	/s/ Jeffrey Barlow
Name: Jeffrey Barlow Title: President & Chief Executive Officer

[Signature Page to Warrant Subscription Agreement]